UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2013

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 M Street, NW
Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 266-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 5, 2013, the stockholders of The Advisory Board Company (the “Company”) voted at the Company’s 2013 annual meeting of stockholders (the “2013 annual meeting”) to approve (1) an amendment to The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan (the “Incentive Plan”) to increase the total number of shares of the Company’s common stock issuable under the Incentive Plan by 2,125,000 shares from 4,610,000 shares to 6,735,000 shares, (2) an amendment to the Incentive Plan to increase the maximum term for stock option and freestanding stock appreciation rights awards under the Incentive Plan from five years to seven years, effective for awards granted from and after stockholder approval of the amendment at the 2013 annual meeting, and (3) the material terms for payment of performance-based compensation under the Incentive Plan as required by Section 162(m) of the Internal Revenue Code. The Incentive Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, and for incentive bonuses, which may be paid in cash or stock or a combination thereof, to officers and other employees of the Company and its subsidiaries, as well as to certain directors and service providers. The Company’s Board of Directors approved the foregoing amendments and the Section 162(m) performance-based compensation terms on July 19, 2013, subject to stockholder approval at the 2013 annual meeting.

A copy of the Incentive Plan, as amended by the amendments and incorporating the Section 162(m) performance-based compensation terms described above, is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02. The material terms of the Incentive Plan are described in the Company’s definitive proxy statement on Schedule 14A for the 2013 annual meeting filed with the Securities and Exchange Commission on July 26, 2013.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its 2013 annual meeting on September 5, 2013. At the 2013 annual meeting, the Company’s stockholders voted on four proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A for the 2013 annual meeting filed with the Securities and Exchange Commission on July 26, 2013.

(b) The final voting results with respect to each proposal voted upon at the 2013 annual meeting are set forth below.

Proposal 1

The Company’s stockholders elected by a plurality of the votes cast each of the ten nominees named in the proxy statement to the Board of Directors for a one-year term expiring at the Company’s 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified or until their earlier resignation or removal, as set forth below:

Name of Director Nominee	For	Withheld	Broker Non-Votes
Robert W. Musslewhite	32,741,493	967,286	1,019,905
Sanju K. Bansal	33,438,409	270,370	1,019,905
David L. Felsenthal	33,133,968	574,811	1,019,905
Peter J. Grua	33,480,028	228,751	1,019,905
Nancy Killefer	33,541,126	167,653	1,019,905
Kelt Kindick	33,160,496	548,283	1,019,905
Mark R. Neaman	33,438,809	269,970	1,019,905
Leon D. Shapiro	33,479,763	229,016	1,019,905
Frank J. Williams	29,823,724	3,885,055	1,019,905
LeAnne M. Zumwalt	33,117,245	591,534	1,019,905

There were no abstentions in the election of directors.

Proposal 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2014, as set forth below:

For	Against	Abstentions
34,094,732	571,713	62,239

There were no broker non-votes with respect to this proposal.

Proposal 3

The Company’s stockholders approved amendments to the Incentive Plan to increase the number of shares issuable under the Incentive Plan and the maximum term for stock option and stock appreciation rights awards under the Incentive Plan, and approved the material terms for payment of performance-based compensation under the Incentive Plan as required by Section 162(m) of the Internal Revenue Code, as set forth below:

For	Against	Abstentions	Broker Non-Votes
25,511,073	7,144,296	1,053,410	1,019,905

Proposal 4

The Company’s stockholders approved, by a non-binding, advisory vote, the Company’s named executive officer compensation as described in the proxy statement for the 2013 annual meeting, as set forth below:

For	Against	Abstentions	Broker Non-Votes
32,795,184	783,996	129,599	1,019,905

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following document is filed as an exhibit to this report:

Exhibit Number	Description of Exhibit

10.1	The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan. Incorporated by reference to Appendix A to the Definitive Proxy Statement of the Advisory Board Company filed on Schedule 14A with the Securities and Exchange Commission on July 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

Date: September 10, 2013	/s/ Michael T. Kirshbaum
Michael T. Kirshbaum
Chief Financial Officer (Duly Authorized Officer)

Exhibit Number	Description of Exhibit

10.1	The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan. Incorporated by reference to Appendix A to the Definitive Proxy Statement of the Advisory Board Company filed on Schedule 14A with the Securities and Exchange Commission on July 26, 2013.